INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”), dated as of the __ day of December, 2008, is entered into by and between [_______], a Delaware limited liability company, (“Purchaser”), the individuals listed on Schedule A (collectively, “Shareholders”), and Photovoltaic Solar Cells, Inc., a Nevada corporation (the “Issuer”) collectively the Purchaser, Shareholders and Issuer shall be referred to as Parties.

WITNESSETH THAT:

WHEREAS Purchaser and Shareholders have entered into a series of Securities Purchase Agreements (collectively “Securities Purchase Agreements”), of even date herewith and in which this Agreement is referenced as Exhibit [__], with regard to the purchase and sale of Securities (as defined in the Securities Purchase Agreement);

WHEREAS, as a material condition to, and as additional consideration for the purchase of the Securities by Purchaser, Purchaser is requiring Shareholders and Issuers to make certain representations and warranties with regard to the Issuer and provide for the Indemnification of Purchaser upon the occurrence of certain events as more fully described herein;

WHEREAS, it is the intent of the Parties that the Securities Purchase Agreement and this Agreement constitute a fully integrated document whereby fully performance of both documents is specifically intended;

NOW, THEREFORE, in consideration of the foregoing and mutual covenants set forth below, the parties hereto agree as follows:

1.           CERTAIN DEFINITIONS

1.1           Certain Definitions.  When used herein, the following terms shall have the respective meanings indicated.  Any terms not defined herein shall have ascribed to them the definition contained in the Securities Purchase Agreement:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s Board of Directors or other management committee or group, by contract or otherwise.

“Board of Directors” means the Issuer’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

“Closing” and “Closing Date” have the respective meanings specified in the Stock Transfer Agreements.

“Common Stock” means issued and outstanding common stock, par value $0.0001 per share, of the Issuer.

“Commission” means the Securities and Exchange Commission.

“Disclosure Schedules” means the Disclosure Schedules of the Issuer and Shareholders delivered concurrently herewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Lien” means, with respect to any Property, any mortgage or mortgages, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means an effect that has a material and adverse effect on (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Issuer and its Subsidiaries taken as a whole or (ii) the transactions contemplated by this Agreement or the other Transaction Documents (as defined below).

“Material Contracts” means, as to the Issuer, any agreement required pursuant to Item 601 of Regulation S-K, as applicable, under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Issuer with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Note” has the meaning specified in the Securities Purchase Agreement.

“Organizational Documents” means the articles or certificate of incorporation and the by-laws or code of regulations of the Issuer and any and all amendments to any of the foregoing.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Issuer for employees of the Issuer or any of its Affiliates.

“Person” means any individual, corporation, trust, association, Issuer, partnership, joint venture, limited liability Issuer, joint stock Issuer, Governmental Authority or other entity.

“Principal Market” means the OTCBB.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Purchase Price” is as defined in the Securities Purchase Agreement.

“Rule 144” means Rule 144 under the Securities Act, or any successor provision.

“SEC Documents” has the meaning specified in Section 2.2(c) hereof.

“Securities” has the meaning specified in the Securities Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning specified in the Securities Purchase Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the Board of Directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“Transaction Documents” shall have the meaning ascribed to them in the Securities Purchase Agreement.

2.           REPRESENTATIONS AND WARRANTIES BY SHAREHOLDERS, PURCHASER AND ISSUER

2.1           Representations and Warranties of Shareholders.

Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each PurchaserExcept as set forth in the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, Shareholders hereby make the following representations and warranties to the Purchaser:

(a)           Authorization; Enforcement.  Shareholders have the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.    Each Transaction Document has been (or upon delivery will have been) duly executed by Shareholders and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Shareholders enforceable against Shareholders in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Information.  The Issuer has provided the Purchaser with information regarding the business, operations and financial condition of the Issuer, and has arranged for the Purchaser the opportunity to ask questions of and receive answers from representatives of the Issuer, its officers, directors, employees and agents concerning the Issuer. Neither such information nor any other investigation conducted by the Purchaser or its representatives shall modify, amend or otherwise affect the Purchaser’s rights to rely on Shareholders’ representations and warranties contained in this Agreement.

(c)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by Shareholders and the consummation of the other transactions contemplated hereby and thereby do not and will not  or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Shareholders, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which Shareholders is a party or by which any property or asset of Shareholders is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Shareholders is subject

(d)           No Other Agreements.  Shareholders have not, directly or indirectly, entered into any agreement with or granted any right to other persons relating to the terms or conditions of the transactions contemplated by this Agreement.

2.2           Representations and Warranties of the Issuer and Shareholders.

Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each PurchaserExcept as set forth in the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Issuer and Shareholders hereby makes the following representations and warranties to the Purchaser:

(a)           Organization, Good Standing and Qualification; Enforceability.  The Issuer and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to enter into and complete the purchase sale transaction contemplated in this Agreement.  The Issuer and its Subsidiaries are duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Materially Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Authorization; Enforcement.  Issuer and its Subsidiaries have the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Issuer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Issuer and no further action is required by the Issuer, its Board of Directors or its stockholders (if any) in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Issuer and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           SEC Documents; Agreements; Financial Statements; Other Information.  Except as described on Schedule 2.2(c) hereto, the Issuer has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Issuer was required to file with the Commission through the Closing Date including but not limited to the Issuer’s August 31, 2008 quarterly report (collectively, the “SEC Documents”).  The Issuer is not aware of any event occurring on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Issuer intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission, complied in all respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All documents required to be filed as exhibits to the SEC Documents have been filed as required.  Except as set forth in the SEC Documents or any schedule or exhibit attached hereto, the Issuer has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the SEC Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Issuer and its Subsidiaries taken as a whole.  The financial statements included in the SEC Documents have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

(d)           Capitalization; Debt Schedule.  The capitalization of the Issuer as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Issuer’s stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of Common Stock is set forth on 2.2(d) hereto.  All issued and outstanding shares of capital stock of the Issuer have been validly issued, fully paid and non-assessable. No shares of the capital stock of the Issuer are subject to preemptive rights or any other similar rights of security holders of the Issuer or any Liens created by or through the Issuer.  Except as disclosed on Schedule 2.2(d), or as contemplated herein, as of the date of this Agreement and as of the date of the Closing, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Issuer or any of its Subsidiaries, or arrangements by which the Issuer or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Issuer or any of its Subsidiaries (whether pursuant to anti-dilution, “reset” or other similar provisions). Except described on Schedule 2.2(d) hereto, the Issuer has no short or long term Debt, including trade credit, in excess of $200.00, outstanding as of the date hereof or as of the Closing.

(e)           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Documents filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Issuer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Issuer’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Issuer has not altered its method of accounting, (iv) the Issuer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Issuer has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Issuer stock option plans.  The Issuer does not have pending before the Commission any request for confidential treatment of information.  No event, liability or development has occurred or exists with respect to the Issuer or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Issuer under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(f)           Due Authorization; Valid Issuance.  The Shares when originally issued were duly authorized, validly issued, fully paid and non-assessable. The Securities are and will be on the Closing Date free and clear of any Liens and, assuming the accuracy of each Shareholders’s representations in this Agreement, will be sold and delivered in compliance with all applicable federal and state securities laws.

(g)           No Conflict with Other Instruments.  Neither the Issuer nor any of its Subsidiaries is in violation of any provisions of its charter, bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to it, except for violations of any provision of a Governmental Requirement that has not had or would not reasonably be expected to have a Material Adverse Effect (any such violation or default, a “Current Violation”).

(h)           Financial Condition; Taxes; Litigation.

(i)            The Issuer’s financial condition is, in all material respects, as described in the SEC Documents, except for changes in the ordinary course of business and normal adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Issuer and its Subsidiaries taken as a whole.  There has been no (i) material adverse change to the Issuer’s business, operations, properties, currently poor financial condition, prospects or results of operations since the date of the Issuer’s most recent audited and unaudited financial statements contained in the Disclosure Documents or (ii) change by the Issuer in its accounting principles, policies and methods except as required by changes in GAAP.

(ii)            Each of the Issuer and its Subsidiaries (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect, and has no liability with respect to accrued taxes in excess of the amounts that are described as accrued in the financial statements included in the SEC Documents.

(iii)           Neither the Issuer nor any of its Subsidiaries is the subject of any pending or, to the Issuer’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.

(iv)           Except as described in Schedule 2.2(h)(iv), there is no material claim, litigation or administrative proceeding pending or, threatened or contemplated, against the Issuer or any of its Subsidiaries, or against any officer, director or employee of the Issuer or any such Subsidiary in connection with such person’s employment therewith.  Neither the Issuer nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental authority which has had or would reasonably be expected to have a Material Adverse Effect.

(v)           Shares of Issuer’s Common Stock are quoted on the Over-the-Counter Bulletin Board (“OTC-BB”) under the symbol "PVSO," and the Issuer is in compliance in all material respects with all rules and regulations of the NASD and the OTC-BB applicable to it and the Issuer Common Stock.  Neither Issuer nor the past and present officers, directors and Affiliates of Issuer have been the subject of, nor does any officer or director of Issuer have any reason to believe that Issuer or any of its past or present officers, directors, or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws.  The Issuer has never been a “blank check Issuer” as defined under Rule 419 promulgated under the Securities Act of 1933, as amended.

(i)           Registration Rights.  Except as described on Schedule 2.2(i) hereto, the Issuer has not granted or agreed to grant to any person or entity any rights (including “demand” or “piggy-back” registration rights) to have any securities of the Issuer registered with the Commission or any other governmental authority which has not been satisfied in full prior to the date hereof.

(j)           Fees.  Except as described on Schedule 2.2(j) hereto, neither Shareholders nor the Issuer is obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. Shareholders will indemnify and hold harmless the Purchaser from and against any claim by any person or entity alleging that the Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

(k)           Foreign Corrupt Practices.  Neither the Issuer, nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Issuer or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including without limitation any bribe, rebate, payoff, influence payment, kickback or other unlawful payment), or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(l)           Employees. Each of the Issuer’s executive officers (as defined in Rule 501(f) of the Securities Act) (each, a “Key Employee”) is currently serving in the capacity indicated in Schedule 2.2(l), hereto. The Issuer has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved. No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.  No officer has borrowed money from the Issuer.  There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Issuer, threatened between it and its employees.  None of the Issuer’s employees belong to any union or collective bargaining unit. The Issuer has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

(m)           Environment. The Issuer and its Subsidiaries have no liabilities under any environmental laws, nor do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Issuer or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any of the Subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(n)           ERISA.  Except as described on Schedule 2.2(n), the Issuer does not maintain or contribute to, or have any obligation under, any Pension Plan. The Issuer is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(o)           Disclosure.  No written statement, information, report, representation or warranty made by the Issuer in this Agreement or furnished to the Purchaser by or on behalf of the Issuer or such Purchaser’s due diligence investigation contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading.  The Issuer has not disclosed to the Purchaser any event, circumstance or fact that would constitute material non-public information as of the date of this Agreement or the Closing Date.  Following the issuance of the Form 8-K in accordance with Section 4.1(a) hereof, the Purchaser will not possess any material non-public information concerning the Issuer.  Shareholders acknowledge that the Purchaser is relying on the representations, acknowledgements and agreements made in this Section 2.2 in making trading and other decisions concerning the Issuer’s securities.

(p)           Regulatory Permits.  The Issuer and its Subsidiaries do not require any certificates, authorizations and permits from any federal, state or foreign regulatory authority in order to conduct their respective businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(q)           Exchange Act Registration.  The Issuer’s Common Stock is registered pursuant to Section 13 (d) and 12(g) of the Exchange Act and the Issuer has taken no action designed to, or which, to the knowledge of the Issuer, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.

(r)           Internal Controls and Procedures.  The Issuer maintains internal accounting controls, policies and procedures and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Issuer or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Issuer, supervised by and acting within the scope of the authority granted by the Issuer’s senior management; (ii) the recorded accounting of the Issuer’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Issuer or any Subsidiary is a party, or by which its properties are bound, are recorded (and such records are maintained) in accordance with all material Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Issuer are prepared in accordance with GAAP.

(s)           Change of Control.  The Issuer and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Issuer’s Articles of Incorporation (or similar charter documents), or the laws of its state of incorporation, financial instruments, agreements, or Bylaws, that is or could become applicable to the Buyer as a result of the Buyer, Shareholders, and the Issuer fulfilling their obligations or exercising their rights under the Documents, including without limitation as a result of the sale of the Common Stock from Shareholders to the Buyer and the Buyer’s ownership of the Common Stock.

(t)           No Violation or Conflict.  Neither the sale of the Securities nor the performance of the Issuer’s obligations under this Agreement and all other agreements entered into by the Issuer relating thereto by the Issuer will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Issuer, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Issuer of any court, governmental agency or body, or arbitrator having jurisdiction over the Issuer or any of its subsidiaries or over the properties or assets of the Issuer or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Issuer or any of its Affiliates or subsidiaries is a party, by which the Issuer or any of its Affiliates or subsidiaries is bound, or to which any of the properties of the Issuer or any of its Affiliates or subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Issuer, or any of its Affiliates or subsidiaries is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Issuer; or

(ii)           result in the creation or imposition of any Lien, charge or encumbrance upon the Shares or any of the assets of the Issuer, its subsidiaries or any of its Affiliates; or

(iii)           result in the activation of any anti-dilution rights or a reset or reprising of any debt or security instrument of any other creditor or equity holder of the Issuer, nor result in the acceleration of the due date of any obligation of the Issuer; or

(iv)           result in the activation of any piggy-back registration rights of any person or entity holding securities of the Issuer or having the right to receive securities of the Issuer.

(u)           Board Consent to Actions.  The Issuer’s board of directors has consented to all actions requiring their consent.

(v)           Organizational Documents.  True, correct and complete copies of the Organizational Documents of the Issuer have been delivered to the Purchaser prior to the execution of this Agreement and the Securities Purchase Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery.  The Issuer is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

(w)           Interested Party Transactions.  Except as described in Schedule 2.2(w), no officer, director or principal stockholder of the Issuer or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Issuer, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Issuer any goods or services; or (2) a beneficial interest in any contract or agreement to which the Issuer is a party or by which it may be bound or affected.

(x)           Books and Financial Records.  All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of the Issuer and any Subsidiary have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of Parent and each such Subsidiary.

3.           SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

           3.1           Survival of Representations.  Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the execution and delivery of this Agreement and continue in effect for 60 months after the execution and delivery of this Agreement (the “Survival Period”), except that Shareholders’ title representations in Section 2.1 shall survive for the period that is permitted for third-party claims by the applicable statute of limitations.

           3.2           Indemnification.

(a)           Shareholders, jointly and severely, agree to indemnify Purchaser, and hold it harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by Purchaser resulting from (i) any breach of representation or warranty, in any material respect, made by Shareholders or the Issuer in this Agreement or the Securities Purchase Agreement, and in any certificate delivered by Shareholders or the Issuer pursuant to this Agreement or the Securities Purchase Agreement, (ii) any breach by Shareholders or the Issuer of any covenant, obligation or other agreement made by Shareholders or the Issuer in this Agreement or the Securities Purchase Agreement, and (iii) a third-party claim based on any acts or omissions by Shareholders or the Issuer through and including the Closing Date; provided, however, that in the event of a third-party claim brought against Purchaser based upon Section 3.2 during the Survival Period, the Survival Period shall be extended up to applicable expiration of statute of limitations for any such respective claim.

(b)           If any claim, action or proceeding is brought against the Purchaser arising out of a claim that is the subject of indemnification under this Agreement, Purchaser shall provide Shareholders prompt written notice of the same, together with the basis for seeking indemnification (the “Indemnification Notice”).  Upon receipt of an Indemnification Notice by the Shareholders, the Shareholders shall inform the Purchaser (delivering the Indemnification Notice), within 5 business days after receipt of the Indemnification Notice, whether the Shareholders elect to compromise or defend such claim, action or proceeding.   The Shareholders shall have the right, individually or collectively, to compromise the claim, at its or their own expense.  In the event the Shareholders elects to defend, the Purchaser shall have the right to control the defense of any claim brought against him or her that is the subject of this indemnification.  All costs and expenses incurred, including legal fees, in connection with the compromise or defense of any claim shall be paid by the Shareholders.

4.           COVENANTS OF ISSUER AND SHAREHOLDERS

4.1           Pre-Closing Covenants

(a)           The Issuer will prior to the Closing: and

(i)           maintain its corporate existence in good standing;

(ii)           pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Issuer shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

(iv) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(v)           comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(vi)           provide the Purchaser with copies of all materials sent to its stockholders, in each such case at the same time as delivered to such stockholders; and

(vii)           timely file with the Commission all other reports required to be filed pursuant to the Exchange Act.

(b)           The Issuer will simultaneously with the Closing:

(i)           Appoint Purchaser’s representative to the Issuer’s Board of Directors and as CEO of the Issuer, at which time Lawrence Curtin will resign as a member of the Issuer’s Board of Directors and as an officer of the Issuer.

.2           Negative Covenants of the Issuer

(a)           From and after the date hereof until the Closing Date, except as contemplated by this Agreement, the Securities Purchase Agreement or unless Purchaser shall otherwise agree in writing, the Issuer covenants and agrees that it shall not:

(i)            declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants, or options to acquire any such shares;

(ii)           enter into any Material Contract or amend, modify or waive any rights under any Material Contract to which it is a party;

(iii)           issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities, or any securities convertible into, or any rights, warrants or options to acquire, any such shares or securities or amend the terms of its outstanding capital stock;

(iv)          amend its Articles of Incorporation or By-laws;

(v)           acquire any assets;

(vi)          adopt a plan of complete or partial liquidation;

(vii)         incur or modify any indebtedness for borrowed money or guarantee any such indebtedness of another Person; issue or sell any debt securities; or guarantee any debt securities of another Person;

(viii)        make any loans, advances or capital contributions to, or investments in, any other Person;

(ix)           take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or

(x)            authorize any of, or commit or agree to take any of, the foregoing actions.

5.           MISCELLANEOUS

5.1           Further Assurances.  From time to time, at a party’s request and without further consideration, the other party, at the requesting party’s expense, will execute and transfer such documents and will take such action as may reasonably be requested in order to effectively consummate the transactions contemplated herein.

5.2           Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.

5.2           Entire Agreement. This Agreement and the Securities Purchase Agreement are intended to create a fully integrated agreement between the Parties.  The agreements, when construed together, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement and the Securities Purchase Agreement shall not be amended except by a writing signed by both parties or their respective successors or assigns.

5.3           Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

5.4           Governing Law.  For all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws of the State of California and the Courts prevailing in the State of California, County of Los Angeles.

5.5           Notices.  All notices, requests, demands, and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to Shareholders: to their respective address as set forth on Schedule A.

If to Purchaser: ____________________________

5.6           Effect.  In the event any portion of this Agreement is deemed to be null and void under any state, provincial, or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

5.8           Counterparts.  This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument.  Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Shareholders, the Purchaser and the Issuer on the date first written above.

* * * * * * * * *
(signature page follows)

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

SHAREHOLDERS:

________________________________
Lawrence Curtin, Individually

________________________________
Harvey Judkowitz, Individually

________________________________
Richard Perkins, Sr., Individually

ISSUER:

Photovoltaic Solar Cells, Inc.

By:  ____________________________
Name:  Lawrence Curtin
Title: Chief Executive Officer

PURCHASER:

By: ____________________________
Name:
Title: Managing Member

Schedule 2.2

PHOTOVOLTAIC SOLAR CELLS, INC. DISCLOSURE SCHEDULE

This Disclosure Schedule is being furnished by Photovoltaic Solar Cells, Inc. (“Company”) in connection with the execution and delivery of that certain Agreement, dated as of December __, 2008  (the “Agreement”) by and among the Company and the individuals and entities identified on the signature pages to the Agreement (“Shareholders”).   Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement.  The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement, provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be deemed reasonably appropriate.